EXHIBIT 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350

I, Chang H. Ahn, Chief Executive Officer of Rexahn Pharmaceuticals, Inc. (the "Company"), certify, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the Quarterly Report on Form 10-QSB of the Company for the quarter ended June 30, 2007 as filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2007

/s/ Chang H. Ahn
Chang H. Ahn
Chief Executive Officer